Exhibit 10.1

CONSULTING AND PROFESSIONAL SERVICES AGREEMENT
(Independent Contractor)

This CONSULTING AND PROFESSIONAL SERVICES AGREEMENT (the “Agreement”) is entered into, with effective date of September 5, 2012 (the “Effective Date”) by and between NUWA GROUP LLC, a California corporation with principal address at 101 Montgomery Street, Suite 2650, San Francisco, CA 94 104 (herein referred to as the “Consultant”), and Titan Iron Ore Corp. a Nevada corporation (the “Company”).

In consideration of the mutual promises set forth herein, the sufficiency of which is hereby acknowledged by each of the parties hereto, the parties; hereby agree as follows:

1.           Consulting Services.  The Consultant hereby agrees to provide and perform for the benefit of the Company certain corporate advisory, corporate finance, strategic planning, marketing, media and public relations, website evaluation and improvement, and related advisory services (each, a “Service” and collectively, the “Services”), as may be requested by the Company from time to time, and the Company hereby, engages the Consultant to provide and perform the same.  . The Consultant acknowledges and agrees that it will provide a significant amount of time and attention on the affairs and business of the Company in connection with the provision of the Services. Consultant agrees to conducts its services pursuant to this Agreement in full compliance with all applicable laws, regulatory rules and policies.

2.           Remuneration in Restricted Common Stock.  As consideration for Consultant entering into and performing under this Agreement, Client agrees to deliver to Consultant 500,000 shares of Titan Iron Ore Corp. restricted common stock for the first 6 months hereunder (tile “Initial Term”), which shall he delivered to the Consultant within ten (10) business days of the Effective Date. Time shares will be fully earned and shall vest upon execution of this Agreement. Such shares are not a prepayment for future services, but tire being granted to Consultant as an inducement and commencement bonus. For the subsequent 6-month period during the term of the contract, if the Company decides to extend the agreement, 500,000 shares of common stock with the same delivery schedule will be delivered. Consultant acknowledges that such shares will be subject to holding periods and resale restrictions under United’ States securities laws, and will contain restrictive legends relating to the foregoing.

In addition to any fees that may be payable to Consultant hereunder, the Company will promptly reimburse Consultant from time to time within thirty (30) days of receipt of detailed invoice, for all reasonable travel and other out-of-pocket expenses incurred in performing the services hereunder, which are approved by the Company.

3.          Term of Agreement.   The term of this Agreement shall commence as of the date first set forth above, and continue for a period of six (6) months (the “Initial Term”), provided, however, that the Company may extend this Agreement for successive Six (6) month periods upon written notice: to the Consultant prior to the end of any applicable three month period. If the Company exercises its right to terminate or does not extend this Agreement beyond the Initial Term, the Consultant shall nevertheless have carried the shares granted according to the terms described above for the Initial Term. Either party may cancel this Agreement upon five day’s (5) written notice in tine event the other party violates any material provision of this Agreement and fails to cure such violation within live (5) days of written notification of such violation from the first party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its any obligation incurred prior to rho date cancellation.

4.          Hold Period. The Consultant acknowledges and agrees that all share certificates issuable pursuant to this Agreement will he legend with the following in compliance with applicable state and federal securities laws:

“THESE SECURITIES  HAVE NOT BEEN REGISTERED WITH THE, SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAN NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXCEPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS..”

5.           Independent Contractor Status.  The relationship or Consultant to the Company is that of an independent contractor, and nothing herein shall be construed or deemed as creating any other relationship. Without limiting the foregoing, the relationship between the parties hereto shall not be, deemed to be that of an employer-employee, joint venture, or partnership. As an independent contractor, Consultant shall have the sole responsibility for paying taxes, workers compensation, employee benefits (if any), and all similar obligations, and shall be charged with performing, the Services in the scars that Consultant deems the most feasible or desirable.

6.           Confidential Information and Work for Hire.  Consultant and the Company hereby acknowledge and agree that in connection with the performance of the Services set forth herein, Consultant shall be provided with or shall otherwise be exposed to or receive certain confidential and/or proprietary information of the Company or of third parties and may develop certain products, services, methods, know-how, procedures, formulae, processes, specifications, and information of a similar nature that relate to the Services rendered hereunder. Consultant therefore agrees to maintain and preserve- the secrecy and confidentiality of any and all proprietary and business secret or confidential information and data. In the course of performing the services hereunder Consultant may develop certain processes, formulations, inventions, data, reports, records, information, prototypes, know-how, designs, drawings, schematics, manuals, ideas, or other products or materials, including ideas that may be protectable under intellectual property laws (all or the foregoing collectively referred to herein as “Work Product”). Consultant acknowledges that all Work Product created by it during the term of this Agreement or which relates to the Services performed hereunder shall be the property of the Company, and Consultant hereby agrees to take all actions requested by the Company in order to vest ownership of the Work Product in them. Should the Company seek intellectual al property protection for any Work Product, Consultant agrees to execute any documents and take any actions reasonably requested by them to effectuate the same, all at no additional cost.

7.           Audit Records.  Consultant shall keep accurate records and books of account showing all charges, disbursements, and expenses made or incurred by Consultant in the performance of the Services. The Company shall have the right, upon reasonable notice, to audit at any time up to one year after payment of its final invoice, the direct costs, expenses, and disbursements made with respect to the performance of the Services.

8.           Title of Materials and Equipment.  All materials and equipment furnished by the Company and all materials and equipment the cost of which shall be reimbursed to Consultant by the Company hereunder are to be and remain the sole property of the Company and are to be returned within thirty (30) days of the expiration or earlier termination of this Agreement, or within ten (1st) days alter written demand, whichever first occurs.

9.           Assignability.  This Agreement shall be binding upon and Inure to the benefit of the parties, their legal representatives, successors, amid assigns.  This Agreement may not he assigned, transferred, conveyed, or encumbered, whether voluntarily or by operation of lass, by Consultant without fire prior written consent of the Company (which may he granted or withheld in its Sole and absolute judgment).

10.           Notices, Etc.  All notices, demands, and other communications provided for hereunder Shall, unless otherwise stated herein, be in writing (including facsimile or similar transmission) and mailed (by certified mail, return receipt requested), seal, of delivered (including by way of overnight courier service.), (i) if to Consultant, to:

NUWA GROUP LLC
Attention: Kevin Fickle
101 Montgomery Street, Suite 2650
San Francisco, CA 94194
Tel:        925-330-8315
Email:    kevin@nuwagroup.com

or (ii) if to the Company, to:

Titan Iron Ore Corp.
3040 N. Campbell Ave. #110
Tucson, Arizona 85719
Tel:       520-989-0020
Email:   abrodky@kriyah.com

or, as to each party, to such other person and/or at such other address or number as shall be designated by such party ill a written notice to the other party. All such notices, demands, and communications shall be effective when sent; provided, however, that if sent by facsimile transmission, notices, demands, and other communications shall be confirmed by same day certified mail, return receipt requested.

11.           Amendments, Etc.  No modification, amendment, or waiver of any provision of this Agreement shall he effective unless the same shall be in writing and signed by each of the parties hereto. Any waiver of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

12.           Entire Agreement.  This Agreement constitutes the entire understanding and agreement between the parties and supersedes all previous understandings, agreements, communications, and representations, whether written or oral, concerning the treatment of information and other matters to which this Agreement relates.

13.           No Waiver, Remedies.  No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

14.           Severability.  Any provision of this Agreement which is prohibited, unenforceable, or not authorized in any jurisdiction shall, as it, such jurisdiction, he ineffective to the extent of such prohibition, unenforceability, or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability, or legality of such provision in any other jurisdiction.

15.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the, laws of the state of Arizona. Each party hereby consents to the laying of venue for any action under this contract with the Superior Court for lima County, Arizona, and, for such purposes, each of the parties hereby: consents to the jurisdiction of such court.

16.           Captions.  The captions contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.

17.           Counterparts.  This Agreement rutty’ he executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the sonic instrument. One or mare counterparts, this Agreement may be delivered via telecopier with the intention that they shall have the same effect as an original executed counterpart hereof.

IN WITNESS WEHREOF, the parties have executed this Agreement as of the date first set forth above.

NUWA GROUP LLC

By:	/s/ Kevin Fickle

Name:	Kevin Fickle

Titan Iron Ore Corp.

By:	/s/ Andrew Brodkey

Its:

ANNEX A-SCOPE OF SERVICES

Consultant agrees that it shall provide the following specified consulting services on a best efforts basis, unless otherwise specified with dates and terms:

•	Present the Company to Consultant’s online network of Brokers, Analysts and Institutions within the first three (3) months from start date.
•	Prepare preliminary evaluation and assessment that addresses the challenges facing the Company in communicating with the marketplace within 30 days of start date.
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Consult and assist the Company, as appropriate, in: (1) developing and implementing plans and means for presenting the Company and its business plans, strategy and personnel to the financial community (using Consultant’s database of licensed brokers, analyst, institutions and fund managers) within the first 30 days from start date; and (2) establishing an image for the Company in the financial community through an extensive grass roots marketing program.

•
With the cooperation of the Company and during the Term, maintain market awareness of the Company’s plans, strategy and personnel, as they may evolve during the Term, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to Consultant’s designated subscribers, financial community, and targeted investors.

•
Subject to the Company’s intellectual property rights and approval, Consultant shall develop a corporate image campaign, including symbols, logos, and names within first six (6) weeks from start date. Upon the Company’s direction and approval, Consultant shall disseminate information regarding the Company to Consultant’s online newsgroups and its members and provide re-direction from yahoo.com finance, investment community professionals and the general investing public.

•
At the Company’s request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof within two (2) weeks of the Consultant’s receipt of the necessary documents.

The Consultant shall include these key deliverables:

•	Outreach to marketplace with feedback delivered each month in a report detailing the contacts made and feedback from investors and other market actors;
•	Handle inbound and outbound calls to qualified retail brokers and prepare monthly report on said broker calls;
•	Arrange non-deal roadshows at least once per quarter;
•	Quarterly edit and creation of two page fact sheet;
•	Update and provide input on Company investor presentation within two (2) weeks of start date;
•	Provide feedback and edits on website development on a quarterly basis;
•	Strategic capital market consulting;
•	Presentation at roadshows and at industry-specific conferences (the list will be sent out in the first month)- as well as provide industry call lists;
•	Develop an analyst contact list. Provide initial contact list within first quarter from start date, and update list every subsequent quarter.
•	Analyst and editorial sponsorship magazine and print placements;
•	Bi-weekly communication with the company for information extraction via email or phone call;
•
Conduct market intelligence on comparable companies; extract authors/editors contact information on seekingalpha.com, thestreet.com, other financial blogging websites and news outlets; send these targeted influencers personalized e-mail campaigns introducing the SPBU story.

•	Improve web site such that the Company gains a measurable increase in visits to be evaluated by the end of the first quarter from the start date.
•	Increase requests for further information from the web site:
•	Place reasonable amount of articles written by principals and industry experts within targeted publications.

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•	Identify key independent analyst for lithium and potash industries. Present initial list within the end of the first quarter from start date. Update list every subsequent quarter.
•
Establish and complete shareholder survey. Communicate to shareholders and identified prospective shareholders of relevant company developments within six (6) weeks. Create bank of shareholder contact information.

•	Establish direct market campaign through market analysis and professional contacts. By the end of the second quarter from start date.
•	Establish a minimum of one (1) monthly webinar to be directed to at least fifteen (15) active fund managers and potential investors.
•	Establish a social media presence to be updated bimonthly.
o	Twitter, Facebook et at

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